     As filed with the Securities and Exchange Commission  April 1, 1999
                                                          ----------------
                                              Registration No.
                                                              -----------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                                   ----------

                              BANCWEST CORPORATION
             (Exact name of registrant as specified in its charter)

                  Delaware                                                                 99-0156159
           (State or other jurisdiction of                                              (I.R.S. Employer
            incorporation or organization)                                              Identification No.)

         999 Bishop Street, Honolulu, Hawaii                                                   96813
        (Address of Principal Executive Offices)                                             (Zip Code)

                              BANCWEST CORPORATION
                            1998 STOCK INCENTIVE PLAN
                            (Full title of the plan)

                               Walter A. Dods, Jr.
                      Chairman and Chief Executive Officer
                              BancWest Corporation
                                999 Bishop Street
                             Honolulu, Hawaii 96813
                     (Name and address of agent for service)

          Telephone number, including area code, of agent for service:
                                 (808) 525-7000

                         CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------
                                       Proposed            Proposed
Title of                               maximum             maximum             Amount of
securities to       Amount to be       offering price      aggregate           registration
be registered       registered         per share*          offering price*     fee
--------------------------------------------------------------------------------------------
Common Stock        2,000,000**        $40.03125           $80,062,500         $22,257.38
--------------------------------------------------------------------------------------------


* Estimated in accordance with Rule 457(h) and Rule 457(c) of the Securities Act of 1933 solely for the purpose of calculating the registration fee as follows:
$80,062,500 or 2,000,000 shares of common stock based on a price of $40.03125 per share, the average of the high and low trading prices of the common stock of BancWest Corporation on the consolidated reporting system on March 26, 1999.

**There is also being registered hereunder such additional undetermined number of shares of common stock as may be required as a result of stock dividends, stock splits, or other similar adjustments of the outstanding common stock.

                                     PART II

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

      The following documents filed by BancWest Corporation (hereinafter the "Company") with the Securities and Exchange Commission are incorporated in this registration statement by this reference as of their respective dates:

            1. The Company's Form 10-K Annual Report for the year ended December 31, 1998.

            2. All other reports of the Company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since December 31, 1998.

            3. The description of the Common Stock contained in the registration statement (and past and future amendments thereto) for such stock filed under Section 12 of the Securities Exchange Act of 1934.

In addition, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of such filing of such documents.

      Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES.

        Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

        Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      The registrant is incorporated under the laws of Delaware. Section 145 of the Delaware General Corporation Law authorizes indemnification of directors and officers of a Delaware corporation under certain circumstances against expenses, judgments, and the like in connection with an action, suit, or proceeding.
Article X of the registrant's Amended and Restated Bylaws provides for indemnification of directors and officers under certain circumstances. The registrant has purchased a standard liability policy, which, subject to any limitations set forth in the policy, indemnifies the registrant's directors and officers for damages that they become legally obligated to pay as a result of any negligent act, error, or omission committed while serving in their official capacity. Banque Nationale de Paris, the holder of 100% of the Class A Common Stock of the Company, has agreed to indemnify the persons who serve as Class A Directors of the Company (who are elected by the holders of the Class A Common Stock) under certain circumstances against expenses, judgments, and the like in connection with an action, suit, or proceeding by reason of the fact that the person is or was a Class A Director.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

        None.

ITEM 8. EXHIBITS.

Exhibit No.         Description
-----------         -----------
    4.1       Certificate of Incorporation of the Corporation (incorporated by reference to Exhibit 3(i) to the Current Report on Form
              8-K filed on November 5, 1998, as filed with the Commission)

    4.2 By-Laws of the Corporation (incorporated by reference to Exhibit 3(ii) to the Current Report on Form 8-K filed on
              November 5, 1998, as filed with the Commission)

    4.3 BancWest Corporation 1998 Stock Incentive Plan (formerly known as First Hawaiian, Inc. 1998 Stock Incentive Plan)
              (incorporated by reference to Exhibit 10(vii) to the Quarterly Report on Form 10-Q for the period ended June
              30, 1998, as filed with the Commission)

    23        Consent of PricewaterhouseCoopers LLP

    24        Powers of Attorney

ITEM 9. UNDERTAKINGS.

        (a)  The undersigned registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

           (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

        (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City and County of Honolulu, State of Hawaii, on this 1st day of April, 1999.

                      BANCWEST CORPORATION


                      By   /s/ HOWARD H. KARR
                        --------------------------------------------
                          Howard H. Karr
                          Executive Vice President & Chief Financial
                          Officer

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

        Signature                         Title                      Date
        ---------                         -----                      ----

        /s/ WALTER A. DODS, JR.*          Chairman and Chief
        -------------------------------   Executive Officer,         March 31, 1999
        Walter A. Dods, Jr.               Director (principal
                                          executive officer)


        /s/ HOWARD H. KARR                Executive Vice
        -------------------------------   President &                March 31, 1999
        Howard H. Karr                    Chief Financial Officer
                                          (principal financial
                                          & accounting officer)

        /s/ JACQUES ARDANT*               Director                   March 31, 1999
        -------------------------------
        Jacques Ardant

        /s/ JOHN W.A. BUYERS*             Director                   March 31, 1999
        -------------------------------
        John W.A. Buyers

        /s/ DR. JULIA ANN FROHLICH*       Director                   March 31, 1999
        -------------------------------
        Dr. Julia Ann Frohlich

        /s/ ROBERT A. FUHRMAN*            Director                   March 31, 1999
        -------------------------------
        Robert A. Fuhrman

        /s/ PAUL MULLIN GANLEY*           Director                   March 31, 1999
        -------------------------------
        Paul Mullin Ganley

        /s/ DAVID M. HAIG*                Director                   March 31, 1999
        -------------------------------
        David M. Haig

        /s/ JOHN A. HOAG*                 Director                   March 31, 1999
        -------------------------------
        John A. Hoag

        /s/ BERT T. KOBAYASHI, JR.*       Director                   March 31, 1999
        -------------------------------
        Bert T. Kobayashi, Jr.

        /s/ MICHEL LARROUILH*             Director                   March 31, 1999
        -------------------------------
        Michel Larrouilh

        /s/ VIVIEN LEVY-GARBOUA*          Director                   March 31, 1999
        -------------------------------
        Vivien Levy-Garboua

        /s/ YVES MARTRENCHAR*             Director                   March 31, 1999
        -------------------------------
        Yves Martrenchar

        /s/ DR. FUJIO MATSUDA*            Director                   March 31, 1999
        -------------------------------
        Dr. Fujio Matsuda

        /s/ DON J. MCGRATH*               Director                   March 31, 1999
        -------------------------------
        Don J. McGrath

        /s/ RODNEY R. PECK*               Director                   March 31, 1999
        -------------------------------
        Rodney R. Peck

        /s/ JOEL SIBRAC*                  Director                   March 31, 1999
        -------------------------------
        Joel Sibrac

        /s/ JOHN K. TSUI*                 Director                   March 31, 1999
        -------------------------------
        John K. Tsui

        /s/ JACQUES HENRI WAHL*           Director                   March 31, 1999
        -------------------------------
        Jacques Henri Wahl

        /s/ FRED C. WEYAND*               Director                   March 31, 1999
        -------------------------------
        Fred C. Weyand

        /s/ ROBERT C. WO*                 Director                   March 31, 1999
        -------------------------------
        Robert C. Wo



        *By /s/ HOWARD H. KARR
            ---------------------------
              Howard H. Karr
              Attorney-in-Fact

                                  EXHIBIT INDEX

                                                                                SEQUENTIALLY
                                                                                NUMBERED
   EXHIBIT NUMBER     DESCRIPTION OF EXHIBIT                                    PAGE

        4.1           Certificate of Incorporation of the Corporation
                      (incorporated by reference to Exhibit 3(i) to the Current
                      Report on Form 8-K filed on November 5, 1998, as filed with the Commission)

        4.2 By-Laws of the Corporation (incorporated by reference to Exhibit 3(ii) to the Current Report on Form 8-K filed on
                      November 5, 1998, as filed with the Commission)

        4.3 BancWest Corporation 1998 Stock Incentive Plan (formerly known as First Hawaiian, Inc. 1998 Stock Incentive Plan)
                      (incorporated by reference to Exhibit 10(vii) to the Quarterly Report on Form 10-Q for the period ended June
                      30, 1998, as filed with the Commission)

        23            Consent of PricewaterhouseCoopers LLP

        24            Powers of Attorney